AGREEMENT AND PLAN OF ACQUISITION

         THIS AGREEMENT made as of the 10th day of June, 2002 is made by and among Principal Growth, Inc., a Maryland corporation (hereinafter called "Growth Fund"), Principal Partners LargeCap Growth Fund, Inc., a Maryland corporation (hereinafter called "Partners LargeCap Growth Fund"), and Principal Management Corporation, an Iowa corporation (hereinafter called "Principal Management").

                                   WITNESSETH:

         Whereas the Board of Directors of the Growth Fund and the Board of Directors of the Partners LargeCap Growth Fund, each an open-end management investment company, deem it advisable that the Growth Fund acquire all of the assets of the Partners LargeCap Growth Fund in exchange for the assumption by the Growth Fund of all of the liabilities of the Partners LargeCap Growth Fund and shares issued by the Growth Fund which are thereafter to be distributed by the Partners LargeCap Growth Fund pro rata to its shareholders in complete liquidation and termination of the Partners LargeCap Growth Fund and in exchange for all of the Partners LargeCap Growth Fund's outstanding shares;

NOW, THEREFORE, in consideration of the mutual promises herein contained, each of the parties hereto represents and warrants to, and agrees with each of the other parties as follows:

         1. The Growth Fund hereby represents and warrants to the Partners LargeCap Growth Fund that:

              (a) The Growth Fund is a corporation with transferable shares duly organized and validly existing under the laws of Maryland and has full power to own its properties and assets and to carry on its business as such business is now being conducted;

              (b) The Growth Fund's statement of assets and liabilities as of
                  October 31,2001 and the related statements of operations for the year then ended, changes in net assets for each of the two years then ended and its financial highlights for each of the five years in the period then ended, all audited by Ernst & Young LLP as set forth in their report, have been prepared in accordance with accounting principles generally accepted in the United States. Such financial statements fairly present the financial position of the Growth Fund as of such date and the results of its operations, changes in net assets and financial highlights for the periods covered thereby;

              (c) There are no claims, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Growth Fund or its properties or business or its right to issue and sell shares, or which would prevent or hinder consummation of the transactions contemplated hereby, and it is not charged with, or to the Growth Fund's knowledge, threatened with, any charge or investigation of any violation of any provision of any federal, state or local law or any administrative ruling or regulation relating to any aspect of its business or the issuance or sale of its shares;

              (d) The Growth Fund is not a party to or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by it or the issuance or sale of its shares in any area;

              (e) The Growth Fund has filed all tax returns required to be filed, has no liability for any unpaid taxes and has made a proper election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (the "Code") for each of its taxable years. The Growth Fund has not committed any action or failed to perform any necessary action that would render invalid its election to be treated as a regulated investment company for any of its taxable years;

              (f) The authorization, execution and delivery of this Agreement on behalf of the Growth Fund does not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the Growth Fund's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is party or by which it or any of its assets is bound, or violate or conflict with any other material contractual or statutory restriction of any kind or character to which it is subject;

              (g) This Agreement has been duly authorized, executed, and delivered by the Growth Fund and constitutes a valid and binding agreement of the Growth Fund and all governmental and other approvals required for the Growth Fund to carry out the transactions contemplated hereunder have been or on or prior to the Closing Date (as herein after defined) will have been obtained;

              (h) The Growth Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company. The Growth Fund is currently in compliance with the 1940 Act and the rules of the Securities and Exchange Commission promulgated thereunder. Neither the Growth Fund nor its affiliates have violated
                  Section 9 of the 1940 Act, are currently subject to an exemptive order of the Securities and Exchange Commission pursuant to Section 9(c) of the 1940 Act, or are currently subject to any current or threatened investigation or enforcement action by the Securities and Exchange Commission or any other federal or state authority which could result in a violation of Section 9(a) of the 1940 Act;

              (i) On the Closing Date, the Growth Fund will own its assets free and clear of all liens, claims, charges, options and encumbrances;

              (j) The Growth Fund will declare to shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing Date;

              (k) On the Closing Date the shares of the Growth Fund to be delivered to the Partners LargeCap Growth Fund hereunder shall have been registered under the Securities Act of 1933, as amended (the "1933 Act") and duly authorized, and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and the Growth Fund will comply with all applicable laws in connection with the issuance of such shares and shall not be subject to a stop-order of the Securities and Exchange Commission in connection therewith.

         2. The Partners LargeCap Growth Fund hereby represents and warrants to the Growth Fund that:

              (a) The Partners LargeCap Growth Fund is a corporation with transferable shares duly organized and validly existing under the laws of Maryland and has full power to own its properties and assets and to carry on its business as such business is now being conducted;

              (b) The Partners LargeCap Growth Fund's statement of assets and liabilities as of October 31,2001 and the related statements of operations for the year then ended, changes in net assets for each of the two years then ended and its financial highlights for each of the five years in the period then ended, all audited by Ernst & Young LLP as set forth in their report, have been prepared in accordance with accounting principles generally accepted in the United States. Such financial statements fairly present the financial position of the Partners LargeCap Growth Fund as of such date and the results of its operations, changes in net assets and financial highlights for the periods covered thereby;

              (c) There are no claims, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Partners LargeCap Growth Fund or its properties or business or its tight to issue and sell shares, or which would prevent or hinder consummation of the transactions contemplated hereby, and it is not charged with, or to the Partners LargeCap Growth Fund's knowledge, threatened with, any charge or investigation of any violation of any provision of any federal, state or local law or any administrative ruling or regulation relating to any aspect of its business or the issuance or sale of its shares;

              (d) The Partners LargeCap Growth Fund is not party to or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other persons enjoining it in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by it or the issuance or sale of its shares in any area;

              (e) The Partners LargeCap Growth Fund has filed all tax returns required to be filed, has no liability for any unpaid taxes and has made a proper election to be treated as a regulated investment company under Subchapter M of the Code for each of its taxable years. The Partners LargeCap Growth Fund has not committed any action or failed to perform any necessary action that would render invalid its election to be treated as a regulated investment company for any of its taxable years;

              (f) The authorization, execution and delivery of this Agreement on behalf of the Partners LargeCap Growth Fund does not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the Partners LargeCap Growth Fund's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is party or by which it or any of its assets is bound, or violate or conflict with any other material contractual or statutory restriction of any kind or character to which it is subject;

              (g) This Agreement has been duly authorized, executed, and delivered by the Partners LargeCap Growth Fund and constitutes a valid and binding agreement of the Partners LargeCap Growth Fund, and all governmental and other approvals required for the Partners LargeCap Growth Fund to carry out the transactions contemplated hereunder have been or on or prior to the Closing Date will have been obtained;

              (h) On the Closing Date the Partners LargeCap Growth Fund will own its assets free and clear of all liens, claims, charges, options, and encumbrances and, except for the Management Agreement, Investment Service Agreement, Distribution Agreement, Distribution and Shareholder Servicing Agreement and the Custodian Agreement with Bank of New York, there will be no material contracts or agreements (other than this Agreement) outstanding to which the Partners LargeCap Growth Fund is a party or to which it is subject;

              (i) On the Closing Date the Partners LargeCap Growth Fund will have full right, power and authority to sell, assign and deliver the assets to be sold, assigned, transferred and delivered to the Growth Fund hereunder, and upon delivery and payment for such assets, the Growth Fund will acquire good, marketable title thereto free and clear of all liens, claims, charges, options and encumbrances;

              (j) The Partners LargeCap Growth Fund will declare to shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing; and

              (k) The Partners LargeCap Growth Fund will, from time to time, as and when requested by the Growth Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take and cause to be taken such further action, as the Growth Fund may deem necessary or desirable in order to vest in and confirm to the Growth Fund title to and possession of all the assets of the Partners LargeCap Growth Fund to be sold, assigned, transferred and delivered hereunder and otherwise to carryout the intent and purpose of this Agreement.

         3. Based on the respective representations and warranties, subject to the terms and conditions contained herein, the Partners LargeCap Growth Fund agrees to transfer to the Growth Fund and the Growth Fund agrees to acquire from the Partners LargeCap Growth Fund, all of the assets of the Partners LargeCap Growth Fund on the Closing Date and to assume from the Partners LargeCap Growth Fund all of the liabilities of the Partners LargeCap Growth Fund in exchange for the issuance of the number of shares of the Growth Fund provided in Section 4 which will be subsequently distributed pro rata to the shareholders of the Partners LargeCap Growth Fund in complete liquidation and termination of the Partners LargeCap Growth Fund and in exchange for all of the Partners LargeCap Growth Fund's outstanding shares. The Partners LargeCap Growth Fund shall not issue, sell or transfer any of its shares after the Closing Date, and only redemption requests received by the Partners LargeCap Growth Fund in proper form prior to the Closing Date shall be fulfilled by the Partners LargeCap Growth Fund. Redemption requests received by the Partners LargeCap Growth Fund thereafter shall be treated as requests for redemption of those shares of the Growth Fund allocable to the shareholder in question as provided in Section 6 of this Agreement.

         4. On the Closing Date, the Growth Fund will issue to the Partners LargeCap Growth Fund a number of full and fractional shares of the Growth Fund, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of the Partners LargeCap Growth Fund. The aggregate value of the net assets of the Partners LargeCap Growth Fund and the Growth Fund shall be determined in accordance with the then current Prospectus of the Growth Fund as of closing of the New York Stock Exchange on the Closing Date.

         5. The closing of the transactions contemplated in this Agreement (the "Closing") shall be held at the offices of Principal Management, 680 8th Street, Des Moines, Iowa 50392-0200 (or at such other place as the parties hereto may agree) at 3:00 p.m. Central Daylight Time on July 31, 2002 or on such earlier or later date as the parties hereto may mutually agree. The date on which the Closing is to be held as provided in this Agreement shall be known as the "Closing Date."

              In the event that on the Closing Date (a) the New York Stock Exchange is closed for other than customary week-end and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the Growth Fund or the Partners LargeCap Growth Fund to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

         6. As soon as practicable after the Closing, the Partners LargeCap Growth Fund shall (a) distribute on a pro rata basis to the shareholders of record of the Partners LargeCap Growth Fund at the close of business on the Closing Date the shares of the Growth Fund received by the Partners LargeCap Growth Fund at the Closing in exchange for all of the Partners LargeCap Growth Fund's outstanding shares, and (b) be liquidated and dissolved in accordance with applicable law and its Articles of Incorporation.

              For purposes of the distribution of shares of the Growth Fund to shareholders of the Partners LargeCap Growth Fund, the Growth Fund shall credit on the books of the Growth Fund an appropriate number of shares of the Growth Fund to the account of each shareholder of the Partners LargeCap Growth Fund. The Growth Fund will issue a certificate or certificates only upon request and, in the case of a shareholder of the Partners LargeCap Growth Fund whose shares are represented by certificates, only upon surrender of such certificates. No certificates will be issued for fractional shares of the Growth Fund. After the Closing Date and until surrendered, each outstanding certificate which, prior to the Closing Date, represented shares of the Partners LargeCap Growth Fund, shall be deemed for all purposes of the Growth Fund's Articles of Incorporation and Bylaws to evidence the appropriate number of shares of the Growth Fund to be credited on the books of the Growth Fund in respect of such shares of the Partners LargeCap Growth Fund as provided above.

         7. Subsequent to the execution of this Agreement and prior to the Closing Date, the Partners LargeCap Growth Fund shall deliver to the Growth Fund a list setting forth the assets to be assigned, delivered and transferred to the Growth Fund, including the securities then owned by the Partners LargeCap Growth Fund and the respective federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by the Growth Fund pursuant to this Agreement.

         8. All of the Partners LargeCap Growth Fund's portfolio securities shall be delivered by the Partners LargeCap Growth Fund's custodian on the Closing Date to the Growth Fund or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of Rule 17f-4 under the 1940 Act, transferred to an account in the name of the Growth Fund or its custodian with said depository. All cash to be delivered pursuant to this Agreement shall be transferred from the Partners LargeCap Growth Fund's account at its custodian to the Growth Fund's account at its custodian. If on the Closing Date the Partners LargeCap Growth Fund is unable to make good delivery pursuant to this Section 8 to the Growth Fund's custodian of any of the Partners LargeCap Growth Fund's portfolio securities because such securities have not yet been delivered to the Partners LargeCap Growth Fund's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement of this Section 8 with respect to such securities shall be waived, and the Partners LargeCap Growth Fund shall deliver to the Growth Fund's custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to the Growth Fund, and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by the Growth Fund.

         9. The obligations of the Growth Fund under this Agreement shall be subject to receipt by the Growth Fund on or prior to the Closing Date of:

              (a) Copies of the resolutions adopted by the Board of Directors of the Partners LargeCap Growth Fund and its shareholders authorizing the execution of this Agreement by the Partners LargeCap Growth Fund and the transactions contemplated hereunder, certified by the Secretary or Assistant Secretary of the Partners LargeCap Growth Fund;

              (b) A certificate of the Secretary or Assistant Secretary of the
                  Partners LargeCap Growth Fund as to the signatures and incumbency of its officers who executed this Agreement on behalf of the Partners LargeCap Growth Fund and any other documents delivered in connection with the transactions contemplated thereby on behalf of the Partners LargeCap Growth Fund;

              (c) A certificate of an appropriate officer of the Partners
                  LargeCap Growth Fund as to the fulfillment of all agreements and conditions on its part to be fulfilled hereunder at or prior to the Closing Date and to the effect that the representations and warranties of the Partners LargeCap Growth Fund are true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

              (d) Such other documents, including an opinion of counsel, as the
                  Growth Fund may reasonably request to show fulfillment of the purposes and conditions of this Agreement.

         10. The obligations of the Partners LargeCap Growth Fund under this Agreement shall be subject to receipt by the Partners LargeCap Growth Fund on or prior to the Closing Date of:

              (a) Copies of the resolutions adopted by the Board of Directors of the Growth Fund authorizing the execution of this Agreement and the transactions contemplated hereunder, certified by the Secretary or Assistant Secretary of the Growth Fund,

              (b) A certificate of the Secretary or Assistant Secretary of the
                  Growth Fund as to the signatures and incumbency of its officers who executed this Agreement on behalf of the Growth Fund and any other documents delivered in connection with the transactions contemplated thereby on behalf of the Growth Fund,

              (c) A certificate of an appropriate officer of the Growth Fund as to the fulfillment of all agreements and conditions on its part to be fulfilled hereunder at or prior to the Closing Date and to the effect that the representations and warranties of the Growth Fund are true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

              (d) Such other documents, including an opinion of counsel, as the
                  Partners LargeCap Growth Fund may reasonably request to show fulfillment of the purposes and conditions of this Agreement.

         11. The obligations of the parties under this Agreement shall be subject to:

              (a) Any required approval, at a meeting duly called for the purpose, of the holders of the outstanding shares of the Partners LargeCap Growth Fund of this Agreement and the transactions contemplated hereunder, and

              (b) The right to abandon and terminate this Agreement, if either party to this Agreement believes that the consummation of the transactions contemplated hereunder would not be in the best interests of its shareholders.

         12. Except as expressly provided otherwise in this Agreement, Principal Management will pay or cause to be paid all out-of pocket fees and expenses incurred by the Partners LargeCap Growth Fund or the Growth Fund in connection with the transactions contemplated under this Agreement, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any) and the fees of banks and transfer agents. This obligation shall survive the termination or expiration of this Agreement regardless of the consummation of the transactions contemplated hereunder.

         13. This Agreement may be amended by an instrument executed by both the duly authorized officers of the Growth Fund and the Partners LargeCap Growth Fund at any time, except that after approval by the shareholders of the Partners LargeCap Growth Fund no amendment may be made with respect to the Agreement which in the opinion of the Board of Directors of the Partners LargeCap Growth Fund materially adversely affects the interests of the shareholders of the Partners LargeCap Growth Fund. At any time either party hereto may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.

         14. In addition to the right to terminate this Agreement described in paragraph 11, this Agreement may be terminated and the plan described in the Agreement abandoned at any time prior to the Closing Date, whether before or after action thereon by the shareholders of the Partners LargeCap Growth Fund and notwithstanding favorable action by such shareholders, by mutual consent of the Board of Directors of the Growth Fund and the Board of Directors of the Partners LargeCap Growth Fund. This Agreement may also be terminated by action of the Board of Directors of the Growth Fund or the Board of Directors of the Partners LargeCap Growth Fund (the "Terminating Fund"), if:

              (a) The plan described in the Agreement shall not have become effective by October 31, 2002 (hereinafter called the "Final Date") unless such Final Date shall have been changed by mutual agreement; or

              (b) The Growth Fund shall, at the Final Date, have failed to comply with any of its agreements; or

              (c) Prior to the Final Date any one or more of the conditions to the obligations of the Growth Fund contained in this Agreement shall not be fulfilled to the reasonable satisfaction of the Partners LargeCap Growth Fund and its counsel or it shall become evident to the Partners LargeCap Growth Fund that any of such conditions are incapable of being fulfilled.

         15. This Agreement shall bind and inure to the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

         16. The parties hereto represent and warrant that they have not employed any broker, finder or intermediary in connection with this transaction who might be entitled to a finder's fee or other similar fee or commission.

         17. All prior or contemporaneous agreements and representations are hereby merged into this Agreement, which constitutes the entire contract between the parties hereto.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

         19. This Agreement maybe executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by all parties hereto.

         20. Principal Management shall indemnify, defend and hold harmless the Growth Fund, its officers, directors, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability to the Growth Fund, its officers, directors, employees or agents, arising out of (1) breach by the Partners LargeCap Growth Fund of any warranty made by the Partners LargeCap Growth Fund herein or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement for the Partners LargeCap Growth Fund, as filed with the SEC or any state, or any amendment or supplement thereto, or in any information provided by the Partners LargeCap Growth Fund included in any registration statement filed by the Growth Fund with the SEC or any state or any amendment or supplement thereto; or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in any such prospectus, registration statement or application necessary to make the statements therein not misleading. This indemnity provision shall survive the termination of this Agreement.

         21. The Growth Fund shall indemnify, defend and hold harmless the Partners LargeCap Growth Fund, its officers, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability to the Partners LargeCap Growth Fund, its officers, trustees, employees or agents, arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement for the Growth Fund, as filed with the SEC or any state, or any amendment or supplement thereto, or any application prepared by or on behalf of the Growth Fund and filed with any state regulatory agency in order to register or qualify shares of the Growth Fund under the securities laws thereof; or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in any such prospectus, registration statement or application necessary to make the statements therein not misleading; provided, however, the Growth Fund shall not be required to indemnify the Partners LargeCap Growth Fund, its officers, trustees, employees and agents against any loss, claim, demand, liability or expense arising out of any information provided by the Partners LargeCap Growth Fund included in any registration statement filed by the Growth Fund with the SEC or any state, or any amendment or supplement thereto. This indemnity provision shall survive the termination of this Agreement.

         22. The execution of this Agreement has been authorized by the Board of Directors of the Growth Fund and by the Board of Directors of the Partners LargeCap Growth Fund.

IN WlTNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested by their officers thereunto duly authorized, as of the date first written above.


                        PRINCIPAL GROWTH FUND, INC.

                        BY:            /s/A. S. Filean
                              -------------------------------------------
                                           A. S. Filean

Attest:                 TITLE:   Senior Vice President and Secretary
                              -------------------------------------------

By:        /s/ Ernest H. Gillum
      ----------------------------------------
             Ernest H. Gillum

Title: Vice President and Assistant Secretary
      ----------------------------------------



                        PRINCIPAL PARTNERS LARGECAP GROWTH FUND, INC.
                        BY:            /s/A. S. Filean
                              -------------------------------------------
                                           A. S. Filean

Attest:                 TITLE:   Senior Vice President and Secretary
                              -------------------------------------------

By:        /s/ Ernest H. Gillum
      ----------------------------------------
             Ernest H. Gillum

Title: Vice President and Assistant Secretary
      ----------------------------------------



                        PRINCIPAL MANAGEMENT CORPORATION
                        BY:            /s/A. S. Filean
                              -------------------------------------------
                                           A. S. Filean

Attest:                 TITLE:   Senior Vice President and Secretary
                              -------------------------------------------

By:        /s/ Ernest H. Gillum
      ----------------------------------------
             Ernest H. Gillum

Title: Vice President and Assistant Secretary
      ----------------------------------------